Exhibit 99.1

American Pallet Leasing Strengthens Its Board of Directors With Two New Members Thursday October 13, 7:30 am ET

CEDAR RAPIDS, IA--(MARKET WIRE)--Oct 13, 2005 -- American Pallet Leasing Inc. (OTC BB:APLS.OB - News), a vertically integrated manufacturer and logistical supplier of pallets, announced today that its Board of Directors will be expanded to five members with the addition of two directors, James A. Jeffery and Douglas H. Peterson.

James A. Jeffery has been owner and President of Insarch Group Ltd. since 1987. Insarch, headquartered in Toronto, Canada, is a privately held, independent, insurance/asset, risk management services corporation focused on providing business planning/organization, business financing, risk and loss mitigation and strategic risk services to lending institutions and their clients. The Company also conducts business in the U.S. through its main office in Oakland, Ca. Mr. Jeffery is also Managing Director of Mercedis Canada Ltd., specializing in alternative financial structures for its business clients.

Prior to his current position with Insarch, Mr. Jeffery had been Associate Partner with that Company since 1982. A Graduate of Loyalist and Queens
University, he began his career as a design engineer with Northern Telecom in Toronto. Mr. Jeffery is a member of many national organizations in Canada and the United States. He is married, with three children and four grandchildren.

Douglas H. Peterson, CPA, has been the owner of his own accounting firm since 1992. His company serves numerous clients in manufacturing, construction, insurance and retail industries.

Prior to that Mr. Peterson was a lecturer/advisor at North Dakota State University, teaching accounting, tax and information systems courses from 1979 to 1992. During that time he also was controller for both, the Federal Machine Company in West Fargo, ND and Sportland, Inc. of Moorhead, Mn. Mr. Peterson holds degrees from North Dakota State University and Concordia College and is a member of the North Dakota Society of CPA's.

James F. Crigler, APL's President and CEO, commented that the additions will significantly strengthen APL's Board of Directors, particularly in the area of Finance. "We are very pleased to have these two experienced and highly qualified businessmen on our team. Their advice and counsel will be invaluable to us as we execute our plans for development and growth," Mr. Crigler said.

About American Pallet Leasing Inc.

APL is a vertically integrated manufacturer and logistical supplier of pallets. The Company is engaged in an acquisition roll-up of strategically located wood pallet manufacturers and saw (lumber) mills. Management's goal is to create a "Closed Loop Distribution System" by transforming the $1.6 billion-per-year pallet business from a commodity industry into a logistics management enterprise that will supply and manage the pallet requirements of manufacturers and distributors. APL intends to acquire saw mills as an efficient means of sourcing lumber for its wood pallet manufacturing operations. APL also holds patents on proprietary galvanized steel pallets and intends to begin manufacturing them upon receipt of additional capital. So far, all of APL's revenue has come from its sawmill operations, but the Company currently is negotiating management and logistics contracts to supply and manage the customers' complete pallet needs.

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Disclosure Statement

The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. APL's intends that such forward-looking statements be subject to the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) APL's' expected revenue and earnings growth; and (2) estimates regarding the size of target markets. These statements are qualified by important factors that could cause APL's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) APL's ability to obtain development financing as and when needed, (2) APL's ability to generate and sustain profitable operations;
(3) the market's acceptance of APL's products and services; (4) significant competition from other pallet manufacturers and suppliers, and (5) APL's ability to protect its intellectual property. These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties as more fully described in the company's periodic filings with the Securities and Exchange Commission.

Contact:
   Contact:

     James F. Crigler
     American Pallet Leasing Inc.
     (727) 510-7672

     James Kautz
     Investor Relations
     888-917-5105